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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-135087) of Kimco Realty Corporation and Subsidiaries of our report dated September 1, 2006 relating to the financial statements of Kimco Realty Corp. 401(k) Plan, which appears in this Form 11-K.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

September 18, 2006